As filed with the Securities and Exchange Commission on May 23, 2005

Registration No. 333-________

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
Under
The Securities Act of 1933

BARRIER THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	22-3828030 (IRS Employer Identification No.)

600 College Road East
Suite 3200
Princeton, New Jersey 08540
(Address of principal executive offices) (Zip Code)

BARRIER THERAPEUTICS, INC. 2004 STOCK INCENTIVE PLAN
BARRIER THERAPEUTICS, INC. EMPLOYEE STOCK PURCHASE PLAN
(Full title of the Plan(s))

Geert Cauwenbergh, Ph.D.
Chief Executive Officer
Barrier Therapeutics, Inc.
600 College Road East, Suite 3200
Princeton, New Jersey 08540
(Name and address of agent for service)

(609) 945-1200
(Telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

		Proposed Maximum
	Amount to be	Offering Price per	Proposed Maximum	Amount of
Title of Securities to be Registered	Registered(1)(2)	Share(3)	Aggregate Offering Price(3)	Registration Fee
Barrier Therapeutics, Inc. 2004 Stock
Incentive Plan
Common Stock, $0.0001 par value	1,000,000 shares	$18.80	$18,800,000	$2,213

Barrier Therapeutics, Inc. Employee
Stock Purchase Plan
Common Stock, $0.0001 par value	109,474 shares	$18.80	$2,058,111	$243

	1,109,474 shares		Aggregate Registration Fee	$2,456

(1)	On January 3, 2005, an additional 1,000,000 shares of Common Stock became available for issuance under the Barrier Therapeutics, Inc. 2004 Stock Incentive Plan in accordance with the provisions of the plan. As a result, this Registration Statement covers such additional 1,000,000 shares of Common Stock, for an aggregate of 2,918,638 shares of Common Stock registered under such plan. On January 3, 2005, an additional 109,474 shares of Common Stock became available for issuance under the Barrier Therapeutics, Inc. Employee Stock Purchase Plan in accordance with the provisions of the plan. As a result, this Registration Statement covers such additional 109,474 shares of Common Stock, for an aggregate of 309,474 shares of Common Stock registered under such plan.

(2)	Pursuant to Rule 416 of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of Common Stock which become issuable under the Barrier Therapeutics, Inc. 2004 Stock Incentive Plan and the Barrier Therapeutics, Inc. Employee Stock Purchase Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction or to cover such additional shares as may hereinafter be offered or issued to prevent dilution resulting from stock splits, stock dividends, recapitalizations or certain other capital adjustments, effected without the Registrant’s receipt of consideration, which results in an increase in the number of the outstanding shares of Registrant’s Common Stock. This Registration Statement also relates to an indeterminate amount of interests in such plans.

(3)	Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act, on the basis of the average of the reported high and low sales prices per share of the Registrant’s Common Stock on May 18, 2005, as reported by the Nasdaq National Market. Pursuant to Rule 457(h)(2) of the Securities Act, no separate registration fee is required with respect to the plan interests.

PART II

Information Required in the Registration Statement

Item 3. Incorporation of Documents by Reference

          Barrier Therapeutics, Inc. (the “Registrant”) hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the “Commission”):

(a)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004 (Commission File No. 000-50680), filed on March 25, 2005, pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), in which there is set forth the audited financial statements for the Registrant’s fiscal year ended December 31, 2004;

(b)	The Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2005 (Commission File No. 000-50680), filed on May 13, 2005, pursuant to Section 13(a) or 15(d) of the Exchange Act;

(c)	The Registrant’s Current Report on Form 8-K dated April 1, 2005 (Commission File No. 000-50680), filed on April 7, 2005; and

(d)	The Registrant’s Registration Statement No. 000-50680 on Form 8-A filed with the Commission on April 12, 2004, pursuant to Section 12(b) of the Exchange Act, in which there is described the terms, rights and provisions applicable to the Registrant’s outstanding Common Stock.

          All reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which de-registers all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Unless expressly incorporated into this Registration Statement, a report furnished on Form 8-K under the Exchange Act shall not be incorporated by reference into this Registration Statement. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities

Not applicable.

Item 5. Interests of Named Experts and Counsel

Not applicable.

Item 6. Indemnification of Directors and Officers

          Section 102 of the General Corporation Law of the State of Delaware permits a corporation to eliminate the personal liability of directors of a corporation to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director, except where the director breached his duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit. The Registrant’s certificate of incorporation provides that no director of the Registrant shall be personally liable to it or its stockholders for monetary damages for any breach of fiduciary duty as a director, notwithstanding any provision of law imposing such liability, except to the extent that the General Corporation Law of the State of Delaware prohibits the elimination or limitation of liability of directors for breaches of fiduciary duty.

          Section 145 of the General Corporation Law of the State of Delaware provides that a corporation has the power to indemnify a director, officer, employee, or agent of the corporation and certain other persons serving at the request of the corporation in related capacities against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlements actually and reasonably incurred by the person in connection with an action, suit or proceeding to which he is or is threatened to be made a party by reason of such position, if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful, except that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or other adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnification for such expenses which the Court of Chancery or such other court shall deem proper.

          The Registrant’s certificate of incorporation provides that the Registrant will indemnify each person who was or is a party or threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the Registrant) by reason of the fact that he or she is or was, or has agreed to become, a director or officer of the Registrant, or is or was serving, or has agreed to serve, at the Registrant’s request as a director, officer, partner, employee or trustee of, or in similar capacity with, another corporation, partnership, joint venture, trust or other enterprise (all such persons being referred to as an “Indemnitee”), or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding and any appeal therefrom, if such Indemnitee acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the Registrant’s best interests, and, with respect to any criminal action or proceeding, he or she had no reasonable cause to believe his or her conduct was unlawful. The Registrant’s certificate of incorporation provides that the Registrant will indemnify any Indemnitee who was or in a party to an action or suit by or in the right of the Registrant to procure a judgment in its favor by reason of the fact that the Indemnitee is or was, or has agreed to become, a director or officer of the Registrant, or is or was serving, or has agreed to serve, at the Registrant’s request as a director, officer, partner, employee or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys’ fees) and, to the extent permitted by law, amounts paid in settlement actually and reasonably incurred in connection with such action, suit, or proceeding, and any appeal therefrom, if the Indemnitee acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the Registrant, except that no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the Registrant, unless a court determines that, despite such adjudication but in view of all of the circumstances, he or she is entitled to indemnification of such expenses. Notwithstanding the foregoing, to the extent that any Indemnitee has been successful, on the merits or otherwise, he or she will be indemnified by the Registrant against all expenses (including attorneys’ fees) actually and reasonably incurred in connection therewith. Expenses must be advanced to an Indemnitee under certain circumstances.

Item 7. Exemption from Registration Claimed

Not applicable.

Item 8. Exhibits

Exhibit Number	Exhibit
5	Opinion and Consent of Morgan, Lewis & Bockius LLP.

23.1	Consent of Ernst & Young LLP, independent registered public accounting firm.

23.2	Consent of Morgan, Lewis & Bockius LLP is contained in Exhibit 5.

24	Power of Attorney. Reference is made to page II-4 of this Registration Statement.

99.1	Barrier Therapeutics, Inc. 2004 Stock Incentive Plan, incorporated by reference into Exhibit 10.16 to the Registration Statement on Form S-1 (Registration No. 333-112539).

99.2	Barrier Therapeutics, Inc. Employee Stock Purchase Plan, incorporated by reference into Exhibit 10.17 to the Registration Statement on Form S-1 (Registration No. 333-112539).

Item 9. Undertakings

          A. The undersigned Registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “1933 Act”), (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement and (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that clauses (1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference into this Registration Statement; (2) that for the purpose of determining any liability under the 1933 Act each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Registrant’s 2004 Stock Incentive Plan and Employee Stock Purchase Plan.

          B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference into this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          C. Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers or controlling persons of the Registrant pursuant to the indemnification provisions summarized in Item 6 or otherwise, the Registrant has been advised that, in the opinion of the Commission, such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Plainsboro, State of New Jersey, on May 23, 2005.

Barrier Therapeutics, Inc.

By:	GEERT CAUWENBERGH

Geert Cauwenbergh, Ph.D.
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS:

          That the undersigned officers and directors of Barrier Therapeutics, Inc., a Delaware corporation, do hereby constitute and appoint Geert Cauwenbergh, Ph.D., Chief Executive Officer, and Anne M. VanLent, Executive Vice President, Chief Financial Officer and Treasurer, and each of them, the lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and any one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms all that said attorneys and agents, or any one of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

          IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

          Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
GEERT CAUWENBERGH	Chairman, Chief Executive Officer and	May 23, 2005
Director (Principal Executive Officer)
Geert Cauwenbergh, Ph.D.

ANNE M. VANLENT	Executive Vice President, Chief Financial	May 23, 2005
Officer and Treasurer
Anne M. VanLent	(Principal Financial and Accounting Officer)

Signature	Title	Date
SRINIVAS AKKARAJU
	Director	May 23, 2005
Srinivas Akkaraju, M.D., Ph.D.

ROBERT E. CAMBELL
	Director	May 23, 2005
Robert E. Cambell

CARL W. EHMANN
	Director	May 23, 2005
Carl W. Ehmann, M.D.

PETER ERNSTER
	Director	May 23, 2005
Peter Ernster

CHARLES F. JACEY, JR.
	Director	May 23, 2005
Charles F. Jacey, Jr.

ANDREW N. SCHIFF
	Director	May 23, 2005
Andrew N. Schiff, M.D.

NICHOLAS J. SIMON, III
	Director	May 23, 2005
Nicholas J. Simon, III

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.

EXHIBITS

TO

FORM S-8

UNDER

SECURITIES ACT OF 1933

BARRIER THERAPEUTICS, INC.

EXHIBIT INDEX

Exhibit Number	Exhibit
5	Opinion and Consent of Morgan, Lewis & Bockius LLP.

23.1	Consent of Ernst & Young LLP, independent registered public accounting firm.

23.2	Consent of Morgan, Lewis & Bockius LLP is contained in Exhibit 5.

24	Power of Attorney. Reference is made to page II-4 of this Registration Statement.

99.1	Barrier Therapeutics, Inc. 2004 Stock Incentive Plan, incorporated by reference into Exhibit 10.16 to the Registration Statement on Form S-1 (Registration No. 333-112539).

99.2	Barrier Therapeutics, Inc. Employee Stock Purchase Plan, incorporated by reference into Exhibit 10.17 to the Registration Statement on Form S-1 (Registration No. 333-112539).